[KIRKPATRICK & LOCKHART letterhead here]



                                 June 25, 1992


Western Asset Trust, Inc.
117 East Colorado Boulevard
Pasadena, California  91105

Ladies and Gentlemen:

         You have requested our opinion regarding certain matters in connection with the issuance of shares by Western Asset Trust, Inc. ("Fund") in three series designated as the Corporate Securities Portfolio, Mortgage Securities Portfolio and International Securities Portfolio. We have examined the Fund's Articles of Incorporation and Articles Supplementary filed and recorded on May 16, 1990 and November 14, 1991, respectively, with the Office of Taxation and Assessment in Baltimore, Maryland, and other corporate documents relating to the authorization and issuance of the capital stock of the Fund. Based upon this examination, we are of the opinion that the indefinite number of unissued shares which are currently being registered under the Securities Act of 1933 ("Shares") may be legally issued from time to time in accordance with the Fund's Articles of Incorporation and By-Laws, and subject to compliance with the Securities Act of 1933, the Investment Company Act of 1940, and applicable state laws regulating the sale of securities; and that, when so issued, the Shares will be fully paid and nonassessable.

         We hereby consent to the filing of this opinion in connection with Post- Effective Amendment No. 4 to the Registration Statement on Form N-1A (File No. 33-34929) which you are about to file with the Securities and Exchange Commission. We also consent to the reference to our firm under the caption "Legal Counsel" in the Registration Statement.



                                              Very truly yours,


                                              /s/ Arthur C. Delibert
                                              ----------------------
                                                  Arthur C. Delibert